Exhibit 99.1

Press Release

October 15, 2003

LCNB CORP. REPORTS EARNINGS FOR

NINE MONTHS ENDED SEPTEMBER 30, 2003

LCNB Corp. today announced earnings of $4,830,000, or $2.82 basic earnings per share for the nine months ended September 30, 2003, compared to $4,588,000, or $2.66 per share for the same period in 2002.  Return on average assets for both the 2003 and 2002 periods were both 1.25%.  Return on average equity for the 2003 period was 12.12% compared to 12.30% for the 2002 period.

Continued pressure on LCNB’s net interest margin (tax-equivalent net interest income divided by average interest-earning assets)  caused by continued, historically low market interest rates was largely responsible for a $530,000 decline in net interest income, from $14,517,000 for the nine months ended September 30, 2002 to $13,987,000 for the comparable period in 2003.  The margin decreased from 4.42% for the 2002 period to 4.10% for the 2003 period.

The results for the nine months ended September 30, 2002 include items relating to the early payoff of $4.0 million in Federal Home Loan Bank notes during August, 2002 and to LCNB’s conversion to a new data processing system completed in September, 2002.  Prepayment fees of $425,000 were incurred on the early payments and were included in other non-interest expenses in the consolidated statements of income.  To negate the financial impact of the prepayment fees, LCNB sold $17.7 million of U.S. Agency securities the same month and realized a gain of $408,000 from the sales.  At approximately the same time, LCNB purchased securities totaling $19.9 million.  These transactions were consummated to improve the projected net interest margin.  Training and conversion expenses totaling $184,000 relating to the data processing system conversion were incurred through September, 2002, and were also included in other non-interest expenses in the consolidated statements of income.

Non-interest income for the first nine months of 2003 was $4,831,000, or $402,000 greater than for the same period in 2002, excluding the $408,000 gain from sales of investment securities in 2002 mentioned above.  The increase is primarily the result of increased activity in the real estate mortgage loan secondary market, increased regular and contingency commissions received by Dakin Insurance Agency, and increased service charges on deposit accounts.

Non-interest expenses for the first nine months of 2003 totaled $11,847,000, or $560,000 greater than for the comparable period in 2002, excluding the $425,000 in prepayment penalties and the $184,000 in conversion expenses in 2002 mentioned above.  The increase was primarily due to increases in salaries and benefits, increased depreciation expense on furniture and equipment, and increases in legal and other professional expenses.

Total assets increased $13.0 million, from $508.8 million at September 30, 2002 to $521.8 million at September 30, 2003.  The growth was in LCNB’s investment securities portfolio, which increased $21.0 million.  The growth in the securities portfolio was financed by a $15.8 million decrease in loans and a $14.7 million increase in total deposits.

The loan portfolio decreased primarily due to refinance activity as borrowers took advantage of historically low mortgage rates.  At the same time, LCNB was selling most new fixed-rate mortgage loans because management had determined that their rates would not be profitable in the long run.  Loans sold totaled $33.9 million during the first nine months of 2003, compared with $6.7 million for the comparable period in 2002.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.   Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.

LCNB Corp. and Subsidiaries

Financial Highlights

For the Nine Months ended September 30,

(Dollars in thousands, except per share amounts)

%

2003

2002

Change

Condensed Income Statement

Interest income

$ 20,692

22,673

-8.74%

Interest expense

6,705

8,156

-17.79%

  Net interest income

13,987

14,517

-3.65%

Provision for loan losses

421

247

70.45%

  Net interest income after provision

13,566

14,270

-4.93%

Non-interest income

4,831

4,021

20.14%

Non-interest expense

11,847

11,896

-0.41%

  Income before income taxes

6,550

6,395

2.42%

Provision for income taxes

1,720

1,807

-4.81%

  Net income

$4,830

4,588

5.27%

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Basic earnings per common share

$2.82

2.66

6.02%

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Dividends per common share

$1.575

1.50

5.00%

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Average shares outstanding

1,715,556

1,724,697

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Selected Balance Sheet Items

Investment securities

$149,852

128,900

16.25%

Loans

317,860

333,661

-4.74%

  Less allowance for loan losses

2,075

2,000

3.75%

  Net loans

315,785

331,661

-4.79%

Total assets

521,782

508,767

2.56%

Total deposits

460,379

445,672

3.30%

Long-term debt

6,211

6,267

-0.89%

Total shareholders’ equity

51,732

50,893

1.65%

Book value per share

$30.62

$29.57

3.55%

Shares outstanding at period end

1,689,212

1,721,025

Selected Financial Ratios

Return on average assets

1.25%

1.25%

-%

Return on average equity

12.12%

12.30%

-1.46%

Equity to assets ratio

9.91%

10.00%

-0.90%

Dividend payout ratio

55.85%

56.39%

-0.96%

Net interest margin

4.10%

4.42%

-7.24%

Assets Under Management

LCNB Corp. total assets

$521,782

508,767

2.56%

Trust and investments *

129,238

118,778

8.81%

Mortgage loans serviced

55,636

26,243

112.00%

Business cash management *

16,895

24,278

-30.41%

Brokerage accounts *

10,680

3,045

250.74%

Total assets managed

$734,231

681,111

7.80%

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*   at fair market value